EXHIBIT 10.2

                                                          EXECUTION VERSION


                AMENDED AND RESTATED SUBORDINATION AGREEMENT


         THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "Agreement") is entered into as of August 31, 2001, by and among MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation (together with its successors and assigns and all present and future holders of "Junior Debt" as herein defined collectively and each, individually, "Junior Creditor"), TCBY SYSTEMS, LLC, a Delaware limited liability company ("Systems"), TCBY ENTERPRISES, INC., a Delaware corporation ("Enterprises"), TCBY HOLDING COMPANY, INC., a Delaware corporation ("Parent") (Systems, Enterprises and Parent, together with their successors and assigns collectively and each individually, "Debtor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as agent ("Agent") for itself and the other financial institutions from time to time party to the Amended and Restated Credit Agreement referenced below ("Banks"). (Capitalized terms used herein and not defined have the meanings respectively assigned to them in the Amended and Restated Credit Agreement referenced below.)


                              R E C I T A L S

         A. Systems, Enterprises, Agent and the Banks entered into a certain Credit Agreement dated May 31, 2000, as amended by that certain Amendment to Credit Agreement dated as of June 30, 2000 (as so amended, the "May 2000 Credit Agreement"), pursuant to which the Agent and Banks provided a senior secured term loan facility under the terms and conditions set forth therein. Enterprises and Parent, along with certain of their Affiliates, guaranteed the "Senior Debt" (as defined below) under the May 2000 Credit Agreement.

         B. Systems and Parent and Junior Creditor entered into a certain Management Agreement dated as of May 31, 2000, as amended by that Amendment No. 1 to Management Agreement dated as of December 22, 2000 (as so amended, the "May 2000 Management Agreement").

         C. As one of the conditions precedent to the agreement of Agent and Banks to consummate the transactions contemplated by the May 2000 Credit Agreement, Agent and such Banks required the execution and delivery of a Subordination Agreement dated May 31, 2000 among Debtor, Junior Creditor and the Agent (the "May 2000 Subordination Agreement").

         D. The Debtor has requested that the Agent and Banks amend and restate the May 2000 Credit Agreement in its entirety, as set forth in the Amended and Restated Credit Agreement (as defined below) and thereby, among other things, continue their extension of credit to Systems in the form of a senior secured revolving loan facility. The Debtor has further requested that the Agent and Banks consent to the amendment of the May 2000 Management Agreement pursuant to that Amendment No. 2 to Management Agreement dated as of August 31, 2001 (as so amended, the "Management Agreement").

         E. As one of the conditions precedent to the transactions contemplated by the Amended and Restated Credit Agreement, and to the Agent's and Banks' consent to the Management Agreement, the Agent and Banks have required the execution and delivery of this Agreement by Debtor and Junior Creditor.

         NOW, THEREFORE, as an inducement to Agent and Banks to extend credit to Debtor and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS; INTERPRETATION. (a) (a) The following terms shall have the following meanings in this Agreement:

                  "Advisory Fee" has the meaning set forth in Section
4(b)(ii).

                  "Acceleration Event" means, in respect of any Obligations owed by Debtor, the occurrence of any of the following: (a) the Person who is the obligee or holder of such Obligation accelerates such Obligation or causes it to become due and payable prior to any regularly-scheduled maturity or final payment date, or demands any sinking fund payment based on a condition of default or insecurity, or (b) any "Indemnity Amount" (as defined in the definition of Final Satisfaction) is demanded at any time after Final Satisfaction of all other Senior Debt and such Indemnity Amount is not fully paid in cash or cash equivalents satisfactory to the Agent and Banks within five days of such demand, or (c) there arises in respect of any swap contract to which Debtor is a party an early termination date in respect of any or all transactions thereunder.

                  "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other person possesses, directly or indirectly, power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members; or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Amended and Restated Credit Agreement" means that Amended and Restated Credit Agreement dated as of August 31,2001 among Systems, Enterprises, Parent, the Agent, and the Banks from time to time party thereto, as amended, modified, supplemented and restated from time to time.

                  "Americana" has the meaning set forth in Section 4.

                  "Bankruptcy Code" means 11 U.S.C.ss.101, et seq., as amended from time to time, and any successor statute.

                  "Business Day" means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in Salt Lake City, Utah, New York, New York, and San Francisco, California.

                  "Credit Agreement" means; (a) at all times prior to the Restatement Closing Date, the May 2000 Credit Agreement, and (b) from and after the Restatement Closing Date, the Amended and Restated Credit Agreement, as such agreement may be amended, modified, supplemented, or restated from time to time.

                  "Debtor" has the meaning set forth in the introductory paragraph hereof.

                  "Debtor Relief Proceeding" means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers, or any proceeding for the sale, liquidation, dissolution or other winding up of Debtor or all or substantially all of the property of Debtor (including any such proceeding under the Bankruptcy
Code).

                  "Final Satisfaction" means, in respect of the Senior Debt, that (a) all principal of the Senior Debt, together with all interest, fees, costs and other charges accrued and owing under the Amended and Restated Credit Agreement and any Loan Document have been paid in cash or cash equivalents acceptable to the Agent and Banks and 91 days have elapsed since the Agent and each Bank's receipt and application of the last such payment; (b) each Bank's Revolving Commitment has terminated and expired; (c) there exists no pending or threatened action, claim or proceeding involving the Agent and Banks or any Senior Holder that has or foreseeably may result in any claim by the Agent and any Bank for any amount ("Indemnity Amount") against Debtor under the Amended and Restated Credit Agreement or any Loan Document, including claims for indemnification, reimbursement, contribution, or the like or, to the extent such circumstances may exist, as certified by the Agent and Banks, Junior Creditor has either (i) provided to the Agent (for the benefit of itself and the Banks) a cash collateral pledge to secure the amount of any reasonably anticipated claim arising therefrom, including claims for costs or expenses, or (ii) permitted the Agent to retain its Liens under the Amended and Restated Credit Agreement and Loan Documents to secure the amount of any reasonably anticipated claim arising therefrom, including claims for costs and expenses; and (d) there exists no continuing commitment or obligation on the part of the Agent or any Bank under the Amended and Restated Credit Agreement or any Loan Document to make further advances or extend further credit accommodations thereunder to or for the benefit of Debtor.

                  "Involuntary Payment Right" means, with respect to any Obligation owed by any obligor, the exercise by any Person that is an obligee or holder of such Obligation of any right of set-off, recoupment, bankers' lien, freezing of deposit account, or similar right or remedy of such obligee or holder against any obligor thereof or property of such obligor.

                  "Junior Creditor" has the meaning set forth in the introductory paragraph hereof.

                  "Junior Debt" has the meaning set forth in Section 2.

                  "Loan Documents" means (a) at any time prior to the Restatement Closing Date "Loan Documents" as defined in the May 2000 Credit Agreement, and (b) from and after the Restatement Closing Date, all "Restated Loan Documents" as defined in the Amended and Restated Credit Agreement.

                  "Management Agreement" has the meaning set forth in Recital B hereto.

                  "May 2000 Credit Agreement" has the meaning set forth in Recital A hereto.

                  "May 2000 Management Agreement" has the meaning set forth in Recital B hereto.

                  "May 2000 Subordination Agreement" has the meaning set forth in Recital B hereto.

                  "Obligations" has the meaning set forth in Section 3.

                  "Payment Default" means any Default or Event of Default under Section 10.01(a) of the Amended and Restated Credit Agreement.

                  "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, governmental authority or entity, or other legal entity.

                  "Restatement Closing Date" means the date on which all conditions precedent to the effectiveness of the Amended and Restated Credit Agreement have been satisfied or waived by the Agent and Banks.

                  "Senior Debt" has the meaning set forth in Section 2.

                  "Transfer" with respect to Junior Debt, to sell, assign, pledge, or otherwise transfer or dispose of all or any portion of or interest in (including any participation in, title to, or the economic benefit of) Junior Debt.

                  "Value Transfer" means, with respect to any Junior Debt, the making, by payment (including in respect of any sinking fund), dividend, distribution (including in any Debtor Relief Proceeding), redemption, purchase or in any other manner, of any payment or transfer of cash, securities, or other property, in full or partial satisfaction or otherwise on account of or for such Indebtedness or other Junior Debt, including the exercise by any Person that is an obligee or holder of such Indebtedness of any right of set-off, recoupment, bankers' lien, freezing of deposit account, or similar right or remedy of such obligee or holder against any obligor thereof.

         (b) The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole, including any Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to an exhibit, schedule, section or paragraph shall refer to an exhibit, schedule, section or paragraph of this Agreement. Wherever from the context it appears appropriate, any term stated in either of the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter genders shall include the masculine, the feminine and the neuter. The term "including" shall not be limiting or exclusive. Section or paragraph headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose. This Agreement has been jointly prepared and negotiated by each of the parties hereto, each represented by counsel, and no party's involvement in such preparation shall cause any ambiguity in this Agreement to be interpreted against it.

         2. OBLIGATIONS SUBORDINATED. Junior Creditor subordinates all Obligations now or at any time hereafter owing from Debtor to Junior Creditor (including interest thereon which may accrue subsequent to Debtor becoming subject to any Debtor Relief Proceeding) ("Junior Debt") to all Obligations now or at any time hereafter owing from Debtor to Agent or any Bank under, related to, or in connection with any one or more of the Loan Documents ("Senior Debt"). Except as set forth in Section 4, Junior Creditor irrevocably consents and directs that all Senior Debt shall be paid in full prior to Debtor making any Value Transfer on, or in respect of, any Junior Debt and before Junior Creditor may accept, receive or retain any Value Transfer on, or in respect of, any Junior Debt. Junior Creditor will, and Agent is authorized in the name of Junior Creditor from time to time to, execute and file such financing statements and other documents as Agent may require (on behalf of itself and the Banks) in order to give notice to other persons and entities of the terms and provisions of this Agreement. As long as this Agreement is in effect, Junior Creditor will not take any action or initiate any proceedings, judicial or otherwise, to enforce Junior Creditor's rights or remedies with respect to any Junior Debt, including any action to enforce remedies with respect to any collateral securing any Junior Debt or to obtain any judgment or prejudgment remedy against Debtor or any such collateral. This Section 2 shall constitute a continuing offer to all Persons who become holders of any Senior Debt. The provisions of this Section 2 are made for the benefit of all present and future holders of Senior Debt (and their successors and assigns) and shall be enforceable by them (through the Agent) against Junior Creditor, and any holder of Junior Debt.

         3. OBLIGATIONS DEFINED. The word "Obligations" is used herein in its most comprehensive sense and includes any and all indebtedness, advances, debts, obligations and liabilities of Debtor heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly with others, including obligations and liabilities arising from notes, repurchase agreements and trust receipts.

         4. RESTRICTION OF PAYMENT OF JUNIOR DEBT; DISPOSITION OF PAYMENTS RECEIVED BY JUNIOR CREDITOR. (a)(a) Except as set forth in subsection (b) of this Section 4, Debtor will not make, and Junior Creditor will not accept, receive or retain, any Value Transfer, directly or indirectly, on account of principal, interest or any other amounts owing on any Junior Debt. If any Value Transfer is made by Debtor or received by Junior Creditor in violation of this Agreement, Junior Creditor shall promptly deliver the same to Agent in the form received, with any endorsement or assignment necessary for the transfer of such payment or amounts setoff from Junior Creditor to Agent, to be either (in Agent's discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt in such order as Agent and Banks shall determine, and until so delivered, Junior Creditor shall hold such payment in trust for and on behalf of, and as the property of, Agent for the benefit of itself and the Banks.

         (b) Subject to the other terms and conditions hereof, Junior Creditor shall only be entitled to receive and retain payments (not realized through any Involuntary Payment Right) on account of any Junior Debt as follows:

               (i) Management Fees and Expenses. Prior to an Acceleration Event, Systems shall be permitted to pay, and Junior Creditor shall be permitted to receive and retain, amounts in respect of fees and expenses properly payable at such time under, pursuant to and in accordance with the terms (including all terms relating to deferrals of certain fees) of the Management Agreement.

               (ii) Advisory Fee. Prior to an Acceleration Event, Parent shall be permitted to make a one-time payment to Junior Creditor solely out of the proceeds of a sale or disposition of substantially all of the assets or Capital Stock of Americana (to the extent such sale is permitted under the Amended and Restated Credit Agreement) in the amount of Two Million Four Hundred Thousand Dollars ($2,400,000), in satisfaction of an advisory fee to Junior Creditor pursuant to Section 5.5 of the Management Agreement ("Advisory Fee").

               (iii) Tax Sharing Agreement Payments. Debtor may from time to time after the consummation of a Permitted Mrs. Fields Merger, make payments in respect of Obligations properly arising under the Mrs. Fields Tax Sharing Agreement.

         5. DISPOSITION OF EVIDENCE OF OBLIGATIONS. If there is any existing promissory note or other evidence of any Junior Debt, or if any promissory note or other evidence of Obligations is executed at any time hereafter with respect thereto, then Debtor and Junior Creditor will mark the same with a legend stating that it is subject to this Agreement, and if asked to do so, will deliver the same to Agent for itself and the Banks. Junior Creditor shall not, without Agent's prior written consent (on behalf of itself and the Banks), assign, transfer, hypothecate or otherwise dispose of any claim it now has or may at any time hereafter have against Debtor at any time that any Senior Debt remains outstanding and/or Agent or any Bank remains committed to extend any credit to Debtor.

         6. AGREEMENT TO BE CONTINUING; APPLIES TO DEBTOR'S EXISTING OBLIGATIONS AND ANY OBLIGATIONS HEREAFTER ARISING. This Agreement shall be a continuing agreement and shall apply to any and all Obligations of Debtor to Agent and Banks now existing or hereafter arising, including any Obligations arising under successive transactions, related or unrelated, and notwithstanding that from time to time all Obligations theretofore existing may have been paid in full.

         7. REPRESENTATIONS AND WARRANTIES; INFORMATION. Debtor and Junior Creditor each represent and warrant to the Agent and each Bank that:

               (a) Such Person has not Transferred all or any part of the Junior Debt to any Person.

               (b) Payment of the Junior Debt has not been heretofore subordinated to any other creditor of Debtor.

               (c) Junior Creditor has the requisite power and authority to enter into and perform its obligations under this Agreement.

               (d) Junior Creditor further represents and warrants to Agent and each Bank that Junior Creditor has established adequate, independent means of obtaining from Debtor on a continuing basis financial and other information pertaining to Debtor's financial condition. Junior Creditor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Junior Creditor's risks hereunder, and Junior Creditor agrees that neither the Agent nor any Bank shall have any obligation to disclose to Junior Creditor information or material about Debtor which is acquired by Agent or any Bank in any manner. The Agent may, at the Agent's and Banks' option and without obligation to do so, disclose to Junior Creditor any information or material relating to Debtor which is acquired by Agent or any Bank by any means, and Debtor hereby agrees to and authorizes any such disclosure by the Agent on behalf of itself and any Bank.

         8. TRANSFER OF ASSETS OR REORGANIZATION OF DEBTOR. If any petition is filed or any proceeding is instituted by or against Debtor in any Debtor Relief Proceeding, any and all payments, distributions or other Value Transfers in respect of any of Debtor's assets, whether in cash, securities or any other property, which would be payable or deliverable with respect to any Junior Debt, shall be paid or delivered to Agent, for itself and the Banks, until all Senior Debt is paid in full. Junior Creditor grants to Agent the right to enforce, collect and receive any such payment or distribution, and to give releases or acquittances in respect of Junior Debt in whole or part (for the benefit of itself and the Banks), and Junior Creditor authorizes Agent as its attorney-in-fact to vote and prove the Junior Debt in any of the above-described proceedings or in any meeting of creditors of Debtor relating thereto.

         9. INFORMATION; COOPERATION. The Junior Creditor shall furnish to the Agent such information and documents respecting any and all Value Transfers and the operations, properties, business or condition (financial or otherwise) of Debtor under and in connection with the Management Agreement as any Bank (through the Agent) may from time to time reasonably request; and shall take such other acts as reasonably requested from time to time by any Bank (through the Agent) in furtherance of the purpose of this Agreement.

         10. OTHER AGREEMENTS; NO THIRD PARTY BENEFICIARIES. Neither Agent nor any Bank shall have any direct or indirect obligations to Junior Creditor of any kind with respect to the manner or time in which Agent, on behalf of itself and the Banks, exercise (or refrains from exercising), any of their rights or remedies with respect to the Senior Debt, Debtor or any of Debtor's assets. Junior Creditor understands that there may be various agreements between the Agent and the Banks, on the one hand, and Debtor, on the other hand, evidencing and governing the Senior Debt, and Junior Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Junior Creditor. Junior Creditor further acknowledges that Agent may administer the Senior Debt and any of the Agent's and the Banks' agreements with Debtor in any way Agent or such Banks deem appropriate, without regard to Junior Creditor or the Junior Debt. Junior Creditor waives any right it might otherwise have to require a marshalling of any security held by Agent for all or any part of the Senior Debt or to direct or affect the manner or timing with which Agent, on behalf of itself or any other Bank, enforces any of its security. Nothing in this Agreement shall impair or adversely affect any right, privilege, power or remedy of Agent or any Bank with respect to the Senior Debt, Debtor or any assets of Debtor, including Agent's or the Banks' right to:
(a) waive, release or subordinate any of Agent's or any other Bank's security or rights; (b) waive or ignore any defaults by Debtor; and/or (c) restructure, renew, modify or supplement the Senior Debt, or any portion thereof, or any agreement with Debtor relating to any Senior Debt. All rights, privileges, powers and remedies of the Agent and Banks may be exercised from time to time by the Agent (for the benefit of itself and each Bank) without notice to or consent of Junior Creditor.

         11. BREACH OF AGREEMENT BY DEBTOR OR JUNIOR CREDITOR. In the event of any breach of this Agreement by Debtor or Junior Creditor, then and at any time thereafter Agent, on behalf of itself and other Banks, shall have the right to declare immediately due and payable all or any portion of the Senior Debt without presentment, demand, notice of nonperformance, protest, notice of protest or notice of dishonor, all of which are hereby expressly waived by Debtor and Junior Creditor. No delay, failure or discontinuance of Agent or any Bank in exercising any right, privilege, power or remedy hereunder shall be deemed a waiver of such right, privilege, power or remedy; nor shall any single or partial exercise of any such right, privilege, power or remedy preclude, waive or otherwise affect the further exercise thereof or the exercise of any other right, privilege, power or remedy. Any waiver, permit, consent or approval of any kind by Agent and the Banks with respect to this Agreement must be in a writing signed by all parties, and shall be effective only to the extent set forth in such writing.

         12. LIQUIDATED DAMAGES. Inasmuch as the actual damages which could result from a breach by Junior Creditor of its duties under Section 4 hereof are uncertain and would be impractical or extremely difficult to fix, Junior Creditor shall pay to Agent, in the event of any such breach by Junior Creditor, as liquidated and agreed damages, and not as a penalty, all sums received by Junior Creditor in violation of this Agreement on account of the Junior Debt, which sums represent a reasonable endeavor to estimate a fair compensation for the foreseeable losses that might result from such a breach.

         13. COSTS, EXPENSES AND ATTORNEYS' FEES. If any party hereto is party to any arbitration or judicial, administrative or other informal action or proceeding (including any Debtor Relief Proceeding) to enforce any provisions of this Agreement, or alleging any breach of any provision hereof or seeking damages or any remedy, the losing party or parties shall pay to the prevailing party or parties all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of such prevailing party's in-house counsel), expended or incurred by the prevailing party or parties arising out of any and all such proceedings (including any Debtor Relief Proceeding) and in connection therewith, whether incurred at the trial or appellate level, or in an arbitration or mediation proceeding relating to Debtor, Junior Creditor or any other Person.

         14. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all parties hereto.

         15. CONSTRUCTION. All words used herein in the singular shall be deemed to have been used in the plural where the context so requires.

         16. SEVERABILITY OF PROVISIONS. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law of by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement. This Agreement is a separate agreement between the Agent and Banks, on the one hand, and Junior Creditor and each holder of Junior Debt now or hereafter existing, and shall be enforceable against each such Person, notwithstanding any lack of enforceability as to any other holder or Person for whatever reason.

         17. NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Salt Lake City time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, one Business Day after delivery to such courier properly addressed; or (d) if by United States mail, four Business Days after deposit in the United States mail, postage prepaid and properly addressed.

               Notices shall be addressed as follows:

               (a) If to Junior Creditor:

                                    Mrs. Fields Original Cookies, Inc.
                                    2855 E. Cottonwood Parkway, Suite 400
                                    Salt Lake City, UT 84121
                                    Attention:     Michael R. Ward
                                    Telephone:     (801) 736-5710
                                    Facsimile:     (801) 736-5945

               (b) If to Debtor:

                                    TCBY Systems, LLC
                                    c/o Mrs. Fields' Original Cookies, Inc.
                                    2855 E. Cottonwood Parkway, Suite 400
                                    Salt Lake City, UT 84121
                                    Attention:     Michael R. Ward
                                    Telephone:     (801) 736-5710
                                    Facsimile:     (801) 736-5945

               (c) If to the Agent or any Bank:

                                    Wells Fargo Bank, N.A.
                                    as Administrative Agent
                                    Regional Commercial Banking Office
                                    180 South Main Street
                                    Salt Lake City, UT  84101
                                    Attention:     Robert Cahoon
                                    Telephone:     (801) 350-7180
                                    Facsimile:     (801) 532-8555

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 17. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except that the Agent and Banks shall retain all rights arising under federal law.

         19. EFFECT OF AGREEMENT. This Agreement is intended to amend the May 2000 Subordination Agreement without novation, and, solely for convenience of reference, to restate it. Debtor hereby reaffirms the validity and binding effect of all terms and conditions of the May 2000 Subordination Agreement, as amended and restated pursuant to this Agreement.

              [THE REST OF THIS PAGE IS INTENTIONALLY BLANK.]






         IN WITNESS WHEREOF, Junior Creditor, Agent and Debtor have caused this Agreement to be executed as of the date first above written.


                                         JUNIOR CREDITOR
                                         MRS. FIELDS' ORIGINAL COOKIES, INC.


                                         By:  /s/ Michael Ward
                                            ----------------------------------
                                         Name:  Michael Ward
                                              --------------------------------
                                         Title: Senior Vice President
                                               -------------------------------


                                         AGENT
                                         WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION


                                         By:  /s/ Robert Cahoon
                                             ---------------------------------
                                         Name: Robert Cahoon
                                               -------------------------------
                                         Title:  Vice President
                                                ------------------------------


                                         DEBTOR
                                         TCBY SYSTEMS, LLC


                                         By:  /s/ Michael Ward
                                            ----------------------------------
                                         Name:  Michael Ward
                                              --------------------------------
                                         Title: Senior Vice President
                                               -------------------------------


                                         DEBTOR
                                         TCBY ENTERPRISES, INC.


                                         By:  /s/ Michael Ward
                                            ----------------------------------
                                         Name:  Michael Ward
                                              --------------------------------
                                         Title: Senior Vice President
                                               -------------------------------


                                         DEBTOR
                                         TCBY HOLDING COMPANY, INC.


                                         By:  /s/ Michael Ward
                                            ----------------------------------
                                         Name:  Michael Ward
                                              --------------------------------
                                         Title: Senior Vice President
                                               -------------------------------